Exhibit 99.2
Boise Cascade Holdings, L.L.C.
Quarterly Statistical Information

	2012
	Q1	Q2	Q3	Q4	YTD
Building Materials Distribution
Commodity Sales	50.2%				50.2%
General Line Sales	36.5%				36.5%
EWP Sales	13.3%				13.3%
Total Sales (000)	$451,416				$451,416
Depreciation & Amortization (000)	$2,182				$2,182
Capital Spending (000)	$1,960				$1,960

Wood Products
LVL Sales Volume (MCF)	2,116				2,116
I-joist Sales Volume (MELF)	29,974				29,974
Plywood Sales Volume (MSF 3/8")	327,867				327,867
Lumber Sales Volume (MBF)	40,734				40,734
LVL Mill Net Sales Price ($/CF)	$15.05				$15.05
I-joist Mill Net Sales Price ($/MELF)	$935				$935
Plywood Net Sales Price ($/MSF 3/8")	$267				$267
Lumber Net Sales Price ($/MBF)	$414				$414
Depreciation & Amortization (000)	$5,905				$5,905
Capital Spending (000) [1]	$2,762				$2,762

Total Company
EBITDA (000) [2]	$14,554				$14,554
Net Debt (000) [2]	$55,115

[1] Capital spending presented for the three months ended March 31, 2012, does not include $2.4 million of cash paid for the acquisitions of businesses and facilities.
[2] Reconciliations of net income (a GAAP measure) to EBITDA and total debt (a GAAP measure) to net debt are provided as an appendix.

Boise Cascade Holdings, L.L.C.
Quarterly Statistical Information (continued)

	2011
	Q1	Q2	Q3	Q4	YTD
Building Materials Distribution
Commodity Sales	50.8%	45.6%	45.6%	46.7%	47.0%
General Line Sales	38.4%	42.3%	41.5%	39.6%	40.6%
EWP Sales	10.8%	12.1%	12.9%	13.7%	12.4%
Total Sales (000)	$377,796	$470,691	$501,458	$429,424	$1,779,369
Depreciation & Amortization (000)	$2,048	$2,050	$2,124	$2,174	$8,396
Capital Spending (000)	$1,119	$1,277	$4,269	$3,352	$10,017

Wood Products
LVL Sales Volume (MCF)	1,599	1,780	1,929	1,784	7,092
I-joist Sales Volume (MELF)	22,063	31,525	30,521	26,349	110,458
Plywood Sales Volume (MSF 3/8")	240,194	285,764	296,040	284,461	1,106,459
Lumber Sales Volume (MBF)	38,099	38,331	39,230	37,656	153,316
LVL Mill Net Sales Price ($/CF)	$16.14	$15.93	$15.53	$14.50	$15.51
I-joist Mill Net Sales Price ($/MELF)	$974	$976	$958	$919	$957
Plywood Net Sales Price ($/MSF 3/8")	$232	$230	$229	$238	$232
Lumber Net Sales Price ($/MBF)	$410	$419	$437	$416	$421
Depreciation & Amortization (000)	$6,797	$7,129	$7,172	$7,289	$28,387
Capital Spending (000)[1]	$8,478	$5,700	$4,444	$4,877	$23,499

Total Company
EBITDA (000)[2,3]	$(5,555)	$3,925	$10,563	$545	$9,478
Net Debt (000) [2]	$36,805	$16,732	$16,435	$37,101

[1] Capital spending presented for the three months ended June 30, 2011, and for the year ended December 31, 2011, does not include $5.8 million of cash paid for the acquisitions of businesses and facilities.

[2] Reconciliations of net loss (a GAAP measure) to EBITDA and total debt (a GAAP measure) to net debt are provided as an appendix.
3 EBITDA includes expense of $2.6 million and $0.9 million for the three months ended March 31, 2011 and December 31, 2011, respectively, and $3.3 million of expense for the year ended December 31, 2011, related to costs for the closure of a laminated beam plant and noncash asset write-downs.

Boise Cascade Holdings, L.L.C.
Quarterly Statistical Information (continued)

	2010
	Q1	Q2	Q3	Q4	YTD
Building Materials Distribution
Commodity Sales	50.9%	49.7%	48.5%	49.0%	49.5%
General Line Sales	38.1%	39.6%	39.8%	39.1%	39.2%
EWP Sales	11.0%	10.7%	11.7%	11.9%	11.3%
Total Sales (000)	$389,118	$515,434	$470,725	$402,692	$1,777,969
Depreciation & Amortization (000)	$1,829	$1,802	$1,860	$1,966	$7,457
Capital Spending (000)	$1,054	$905	$6,106	$4,817	$12,882

Wood Products
LVL Sales Volume (MCF)	1,672	1,902	1,570	1,428	6,572
I-joist Sales Volume (MELF)	23,856	31,711	26,980	23,013	105,560
Plywood Sales Volume (MSF 3/8")	233,558	279,058	307,620	267,658	1,087,894
Lumber Sales Volume (MBF)	35,904	38,696	36,813	37,425	148,838
LVL Mill Net Sales Price ($/CF)	$14.86	$15.37	$16.01	$15.98	$15.53
I-joist Mill Net Sales Price ($/MELF)	$902	$938	$949	$956	$937
Plywood Net Sales Price ($/MSF 3/8")	$230	$290	$247	$219	$248
Lumber Net Sales Price ($/MBF)	$415	$471	$420	$387	$424
Depreciation & Amortization (000)	$6,664	$6,701	$6,810	$6,921	$27,096
Capital Spending (000)	$2,191	$5,847	$6,259	$8,562	$22,859

Total Company
EBITDA (000) [1,2]	$25,355	$18,839	$7,711	$(2,592)	$49,313
Net Debt (Cash) (000) [1]	$(32,938)	$(36,402)	$(57,410)	$(45,046)

[1] Reconciliations of net income (loss) (a GAAP measure) to EBITDA and total debt (a GAAP measure) to net cash are provided as an appendix.
2 EBITDA includes $27.2 million of income, net, related to our investment in Boise Inc. for the three months ended March 31, 2010, and for the year ended December 31, 2010. In first quarter 2010, we sold all of our remaining investment in Boise Inc. For more information related to our investment in Boise Inc., see the Notes to Consolidated Financial Statements in our 2011 Form 10-K. EBITDA also includes $4.6 million of income for cash received from a litigation settlement related to vendor product pricing for the three months ended September 30, 2010, and for the year ended December 31, 2010.

Appendix
Reconciliation of Non-GAAP Financial Measures
(000)

EBITDA represents income (loss) before interest (interest expense and interest income), income taxes, depreciation and amortization. The following table reconciles net income to EBITDA for the three months ended March 31, 2012:

	2012
	Q1	Q2	Q3	Q4	YTD

Net income	$1,668				$1,668
Interest expense	4,813				4,813
Interest income	(107)				(107)
Income tax provision	61				61
Depreciation and amortization	8,119				8,119
EBITDA	$14,554				$14,554

The following table reconciles net loss to EBITDA for the three months ended March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011, and for the year ended December 31, 2011:

	2011
	Q1	Q2	Q3	Q4	YTD

Net loss	$(19,001)	$(9,861)	$(3,711)	$(13,791)	$(46,364)
Interest expense	4,589	4,584	5,001	4,813	18,987
Interest income	(146)	(77)	(91)	(93)	(407)
Income tax provision	96	38	12	94	240
Depreciation and amortization	8,907	9,241	9,352	9,522	37,022
EBITDA	$(5,555)	$3,925	$10,563	$545	$9,478

The following table reconciles net income (loss) to EBITDA for the three months ended March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010, and for the year ended December 31, 2010:

	2010
	Q1	Q2	Q3	Q4	YTD

Net income (loss)	$11,394	$4,332	$(5,615)	$(16,212)	$(6,101)
Interest expense	5,520	6,021	4,721	4,743	21,005
Interest income	(194)	(199)	(249)	(148)	(790)
Income tax provision	45	90	95	70	300
Depreciation and amortization	8,590	8,595	8,759	8,955	34,899
EBITDA	$25,355	$18,839	$7,711	$(2,592)	$49,313

Appendix
Reconciliation of Non-GAAP Financial Measures
(000)

Net debt (cash) includes long-term debt owed to third parties, less cash and cash equivalents. The following table reconciles total debt to net debt at March 31, 2012:
	2012
	Q1	Q2	Q3	Q4

Long-term debt	$219,560
Less cash and cash equivalents	(164,445)
Net debt	$55,115

The following table reconciles total debt to net debt at March 31, 2011, June 30, 2011, September 30, 2011, and December 31, 2011:
	2011
	Q1	Q2	Q3	Q4

Long-term debt	$219,560	$219,560	$219,560	$219,560
Less cash and cash equivalents	(182,755)	(202,828)	(203,125)	(182,459)
Net debt	$36,805	$16,732	$16,435	$37,101

The following table reconciles total debt to net debt (cash) at March 31, 2010, June 30, 2010, September 30, 2010, and December 31, 2010:
	2010
	Q1	Q2	Q3	Q4

Long-term debt	$303,146	228,146	228,146	219,560
Less cash and cash equivalents	(336,084)	(264,548)	(285,556)	(264,606)
Net debt (cash)	$(32,938)	$(36,402)	$(57,410)	$(45,046)